AMENDMENT NO. 3
To
AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

THIS AMENDMENT No. 3 TO THE AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT (“Amendment”), is dated as of November 30, 2010, by and between ULTRA SERIES FUND (“TRUST”) a Massachusetts business trust, Mosaic Funds Distributor, LLC (“DISTRIBUTOR”), a Wisconsin limited liability company, and CUNA MUTUAL INSURANCE SOCIETY (“LIFE COMPANY”), a life insurance company organized under the laws of the State of Iowa.

WHEREAS, Trust, Distributor and Life Company are parties to that certain Amended and Restated Fund Participation Agreement dated as of June 30, 2009, as amended (“Agreement”);

WHEREAS, the parties wish to amend and restate Appendix A to the Agreement to reflect the available Portfolios and classes.

NOW, THEREFORE, in consideration of the foregoing and of the promises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that Appendix A to the Agreement is deleted and replaced with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Amended and Restated Fund Participation Agreement as of the date and year first above written.

MOSAIC FUNDS DISTRIBUTOR, LLC By: (signature) Name: Pamela M. Krill Title: General Counsel and Chief Legal Officer	ULTRA SERIES FUND By: (signature) Name: Pamela M. Krill Title: General Counsel and Chief Legal Officer
CUNA MUTUAL INSURANCE SOCIETY By: (signature) Name: James Metz Title: Senior Vice President

Appendix A
Portfolios

Conservative Allocation Fund (Class I and Class II)
Moderate Allocation Fund (Class I and Class II)
Aggressive Allocation Fund (Class I and Class II)
Money Market Fund (Class I and Class II)
Bond Fund (Class I and Class II)
High Income Fund (Class I and Class II)
Diversified Income Fund (Class I and Class II)
Equity Income Fund (Class I and Class II)
Large Cap Value Fund (Class I and Class II)
Large Cap Growth Fund (Class I and Class II)
Mid Cap Fund (Class I and Class II)
Small Cap Fund (Class I and Class II)
International Stock Fund (Class I and Class II)
Target Retirement 2020 (Class I)
Target Retirement 2030 (Class I)
Target Retirement 2040 (Class I)
Target Retirement 2050 (Class I)